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                                                           Exhibit 1.(6)(b)(2)


            NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                               * * * * *

                          CONSENT OF SOLE SHAREHOLDER

                           In Lieu of Annual Meeting
                           Dated as of April 2, 1997

     Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware and the By-Laws of NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION ("Corporation"), a Delaware corporation, the undersigned, being the sole shareholder of the Corporation, consents that the Annual Meeting of Shareholders be dispensed with, and that the following resolution be adopted:

          RESOLVED, that New York Life Insurance Company, the sole owner of all issued and outstanding shares of common stock of the Corporation, hereby votes all such shares for the election of the following Directors, each to hold such office until the next Annual Meeting of Shareholders of the Corporation or until the election and qualification of his respective successor:

                                 Jay S. Calhoun
                             Richard M. Kernan, Jr.
                                 Robert D. Rock
                              Frederick J. Sievert
                               Stephen N. Steinig
                               Seymour Sternberg

          RESOLVED, that the By-Laws of the Corporation, adopted on November 3, 1980 and amended on April 6, 1988 are hereby amended in that a new section
     3.15 shall be added to Article III as follows:

          "3.15 Director Qualification. It shall be a qualification requirement for continued membership on the Board of Directors for each person who, at the time of election to the Board of Directors, is an employee of the Corporation or of any other Related Entity (as defined below), that such person maintain one or more such employment relationships and forthwith upon such person ceasing to be an employee of the Corporation or a Related Entity, such person shall automatically cease to be a Director of the Corporation. Any person whose membership on the Board of Directors shall cease because of this provision shall nonetheless be eligible for reelection
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     as a Director. For the purposes of this By-Law, "Related Entity" means New
     York Life Insurance Company and each corporation more than fifty percent (50%) of whose shares having general voting power under ordinary circumstances to elect a majority of the Board of Directors or similar governing body of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, are owned or the voting of which are controlled, directly or indirectly, by New York Life Insurance Company", and it is

          FURTHER RESOLVED, that the Officers of the Corporation are directed to place a copy of these resolutions in the Corporation's minute book, and take any and all further action required to effectuate the intent of the foregoing resolution.

                                             New York Life Insurance Company

                                             /s/ Jean Hoysradt
                                             -------------------------------

                                             By: Jean Hoysradt
                                             -------------------------------

                                             Its: Senior Vice President
                                             -------------------------------
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                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                       CONSENT OF THE BOARD OF DIRECTORS

                                   In Lieu of
                    Annual Meeting of the Board of Directors
                            Dated as of May 13, 1997

     Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and the By-Laws of NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION ("Corporation"), a Delaware corporation, the undersigned, being all of the directors of the Corporation, consent that the Annual Meeting of the Board of Directors be dispensed with and the following actions are adopted and approved:

          That the resolution attached hereto as Exhibit A designating the members of the Executive Committee of the Board of Directors is hereby adopted.

          RESOLVED, that the By-Laws of the Corporation, adopted on November 3, 1980, and amended on April 6, 1988, are hereby amended by adding a new
     Section 8.01 in the form attached hereto as Exhibit B.

          That the resolution attached hereto as Exhibit C electing the officers of the Corporation is hereby adopted.

          That the resolution attached hereto as Exhibit D establishing titles, appointments and responsibilities with respect to the Corporation's Taiwan Branch is hereby adopted.

          That the Certification of the Illustration Actuary, and attachments, with respect to life insurance products for the Corporation, which are attached hereto as Exhibit E hereby is accepted for filing.

          /s/ Seymour Sternberg                   /s/ Frederick J. Sievert
          -------------------------               ------------------------
          Seymour Sternberg                       Frederick J. Sievert

          /s/ Richard M. Kernan, Jr.              /s/ Jay S. Calhoun
          -------------------------               ------------------------
          Richard M. Kernan, Jr.                  Jay S. Calhoun

          /s/ Robert D. Rock                      /s/ Stephen N. Steinig
          -------------------------               ------------------------
          Robert D. Rock                          Stephen N. Steinig


May 13, 1997
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                                BY-LAW PROVISION

8.01 - LIMITATION OF LIABILITY; INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

(a) LIMITATION OF LIABILITY FOR DIRECTORS - No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty of the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

(b) INDEMNIFICATION AND ADVANCEMENT OF EXPENSES OF DIRECTORS AND OFFICERS - Except to the extent expressly prohibited by the General Corporation Law of the State of Delaware, the Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Except to the extent expressly prohibited by the General Corporation Law of the State of Delaware, the Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that, no indemnification shall be made in respect of any action, suit or proceeding as to which such


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person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Corporation shall advance to or promptly reimburse upon request reasonable expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8.01; provided, however, that such director or officer shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

     The indemnification of any person provided by this Section 8.01 shall continue after such person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators or legal representatives.

     The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to any such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of any such person pursuant to this Section 8.01.

     In case any provision in this Section 8.01 shall be determined at any time to be unenforceable in any respect, the other provisions hereof shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

(c)  Determination Of Indemnification

     (i) DIRECTORS AND OFFICERS - Subject to the General Corporation Law of the State of Delaware, any indemnification of directors and officers shall be made by either (A) the Corporation's Board of Directors or (B) the Corporation's shareholders, upon a determination that such indemnification is proper in the circumstances.

     (ii) EMPLOYEES AND AGENTS - Subject to the General Corporation of the State of

                                     Page 2
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Delaware, the Corporation may indemnify persons who are or were employees
(other than officers of the Corporation), agents, or independent contractors of the Corporation upon the advice of the Corporation's legal counsel and a determination by (A) the Corporation's Board of Directors or (B) the Corporation's shareholders, that such indemnification is proper in the circumstances.



May 13, 1997


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